EXHIBIT 21.1
SUBSIDIARIES OF NATIONAL INSTRUMENTS CORPORATION

Unless noted, all subsidiaries are formed under local law.

Applied Wave Research Limited, United Kingdom
AWR Corporation, a Delaware corporation
AWR-APLAC Oy, Finland
AWR Japan KK
BEEcube, Inc.
DASYTEC USA, Incorporated, a New Hampshire corporation
Enterprise International Holding B.V., Netherlands
M2 SAS, France
Measurement Computing Corporation, a Delaware corporation
Measurement Computing GmbH, Germany
Micropross SAS, France
National Instruments AM LLC, Armenia
National Instruments Asia Minor Ölcüm Cihazlarý Ticaret Limited Þirketi, Turkey
National Instruments Asia Pacific Pte. Ltd., Singapore
National Instruments Australia Pty Ltd., Australia
National Instruments Belgium N.V.
National Instruments Brazil Ltda.
National Instruments Canada Co.
National Instruments Chile SpA.
National Instruments Colombia SAS
National Instruments Corporation (UK) Limited, United Kingdom
National Instruments Costa Rica Ltda.
National Instruments (Czech Republic) s.r.o.
National Instruments Denmark ApS, Denmark
National Instruments de Mexico, S.A. de C.V.
National Instruments de Mexico Servicios, S.A. de C.V.
National Instruments Dresden GmbH, Germany
National Instruments Egypt LLC
National Instruments Engineering GmbH, Germany
National Instruments Engineering GmbH & Co. KG, Germany
National Instruments Europe Corporation, a Texas corporation
National Instruments Finland Oy
National Instruments France SAS, France
NI France Holdings SAS, France
National Instruments Germany GmbH
National Instruments Gesellschaft m.b.H., Austria
National Instruments Hong Kong Limited
National Instruments Hungary Kft.
National Instruments Instrumentacija, avtomatizacija in upravljanje procesov d.o.o., Slovenia
National Instruments Ireland Resources Limited
National Instruments Israel Ltd.
National Instruments Italy s.r.l.
National Instruments Japan KK
National Instruments (Korea) Corporation
National Instruments Lebanon SARL
National Instruments Netherlands B.V.
National Instruments New Zealand Limited
National Instruments Norway AS, Norway
National Instruments Poland Sp.Zo.o.
National Instruments Portugal Unipessoal Lda.
National Instruments Romania s.r.l.
National Instruments RUS LLC, Russia
National Instruments Scandinavia Corporation, a Texas corporation
National Instruments Singapore (PTE) Ltd.
National Instruments Spain, S.L.
National Instruments Sweden A.B.
National Instruments Switzerland GmbH, Switzerland
National Instruments (Thailand) Co., Ltd.
NI Hungary Kft.
NI Malaysia Sdn. Bhd.
NI Solutions (Proprietary) Limited, South Africa
NI Southeast Asia Sdn. Bhd., Malaysia
NI Systems (India) Private Limited, India
NI Taiwan Corporation
Phase Matrix, Inc., a California corporation
PT. National Instruments Indonesia
Quality Instrumentation Solutions, Inc., a Texas corporation

Shanghai NI Instruments LTD, People’s Republic of China
Washington Holding and Finance B.V., Netherlands
X5 Systems, Inc.